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                                                                  Exhibit (d)(6)

                              VOICETEK CORPORATION
                           1992 EQUITY INCENTIVE PLAN
                            FORM OF OPTION AGREEMENT

                                       1
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                                    [front]

1992 NSO-_______                                                   ______ Shares


                              VOICETEK CORPORATION
                           1992 Equity Incentive Plan
                     Nonstatutory Stock Option Certificate

     Voicetek Corporation, a Massachusetts corporation (the "Company"), hereby grants to the person named below an option to purchase shares of Common Stock, $.01 par value per share, of the Company (the "Option") under and subject to the Company's 1992 Equity Incentive Plan (the "Plan") exercisable on the following terms and conditions and those set forth on the reverse side of this
Certificate:

Name of Optionholder:          ___________________________________

Address:                       ___________________________________

                               ___________________________________

                               ___________________________________


Social Security No.            ___________________________________

Number of Shares:              ___________________________

Option Price:                  ___________________________

Date of Grant:                 ___________________________


     The Option granted hereunder shall become exercisable on such dates and for such number of shares as is indicated in the Exercisability Schedule below[, provided that as of each such date, the Optionholder is then engaged as a consultant to the Company pursuant to a Consulting and Confidentiality Agreement substantially in the form attached hereto]:

After _______________, 19__, as to _________  shares
after _______________, 19__, as to __________ additional shares, after _______________, 19__, as to __________ additional shares, after _______________, 19__, as to __________ additional shares, and after _______________, 19__, as to __________ additional shares.

     This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     By signing this Stock Option Certificate and returning one signed copy to the Company, the Optionholder accepts the Option described herein on the terms and conditions set forth herein.

VOICETEK CORPORATION                         Accepted and agreed to:

By:  ______________________________          _________________________________
     President                               Optionholder


By:  ______________________________
     Treasurer


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                                     [back]


                VOICETEK CORPORATION 1992 EQUITY INCENTIVE PLAN

                 Nonstatutory Stock Option Terms and Conditions
                 ----------------------------------------------

     1.  Option Price.  The price to be paid for each share of Common Stock upon
         -----------
exercise of the whole or any part of this Option shall be the amount set forth as the Option Price on the face of this Certificate.

     2.  Exercisability Schedule.  This Option may be exercised with respect to
         -----------------------
the aggregate number of shares set forth in the Exercisability Schedule on the face of this Certificate at any time after the dates specified in such schedule, provided, however, that this Option may not be exercised as to any shares after the expiration of ten (10) years from the Date of Grant.

     3.  Method and Terms of Exercise.  This Option may be exercised at any time
         ----------------------------
and from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and a date not later than fifteen (15) days after the date of the delivery of such notice as the date on which the Optionholder will take up and pay for such shares. On the date specified on such notice, the Company will deliver to the Optionholder a certificate for the number of shares with respect to which the Option is being exercised against payment therefor in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery as the Board may at the time of exercise approve.

     4.  Rights of Optionholder.  The Optionholder shall not be deemed, for any
         ----------------------
purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionholder shall not be deemed to have any rights to continued employment by, or other business relationship with, the Company by virtue of the grant of this Option.

     5.  Recapitalizations, Mergers, Etc.  In the event that the Board in its
         -------------------------------
discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock of the Company such that adjustment is required in order to preserve the benefits or potential benefits of this Option, the maximum aggregate number and kind of shares or securities of the Company subject to this Option and the exercise price of this Option shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities subject to this Option and the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event.

      In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionholder shall be entitled to receive upon exercise and payment in accordance with the terms of this Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under this Option, or if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Board may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than twenty (20) days after the date of such notice unless therefore exercised. In connection with such notice, the Board may in its discretion accelerate or waive any deferred exercise period.

     6.  Option Not Transferable.  This Option is not transferable by the
         -----------------------
Optionholder otherwise than by will or the laws of descent and distribution and is exercisable, during the Optionholder's lifetime, only by him.

     7.  Exercise of Option After Termination of Consultancy.  If the
         ---------------------------------------------------
Optionholder's consultancy with the Company is terminated for any reason otherwise than by his death or disability (as determined by the Board), he may exercise the rights which he had hereunder at the time of such termination only within three months from the date of termination. If his consultancy is terminated for reason of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Optionholder, those entitled to do so by the Optionholder's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Optionholder at the time of his death. This Option shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this Section 7, no rights under this Option may be exercised after the expiration of ten (10) years from the Date of Grant.

     8.  Compliance with Securities Laws.  It shall be a condition to the
         -------------------------------
Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's Common Stock may then be listed, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

     9.  Payment of Taxes.  Any exercise of this Option is conditioned upon the
         ----------------
payment, if the Company so requests, by the Optionholder or his heirs by will or by the laws of descent and distribution, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionholder of the shares of Common Stock covered hereby. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including retention of shares being purchased by the Optionholder, valued at their Fair Market Value on the date of delivery. The Company may to the extent permitted by law deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

     10.  Plan Incorporated by Reference.  The Option is issued pursuant to the
          ------------------------------
terms of the Plan. The Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan. Copies of the Plan may be obtained upon written request without charge from the Company.

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                                    [front]

1992 ISO-_______                                                   ______ Shares


                              VOICETEK CORPORATION
                           1992 Equity Incentive Plan
                       Incentive Stock Option Certificate

     Voicetek Corporation, a Massachusetts corporation (the "Company"), hereby grants to the person named below an option to purchase shares of Common Stock, $.01 par value per share, of the Company (the "Option") under and subject to the Company's 1992 Equity Incentive Plan (the "Plan") exercisable on the following terms and conditions and those set forth on the reverse side of this
Certificate:

Name of Optionholder:          ___________________________________

Address:                       ___________________________________

                               ___________________________________

                               ___________________________________


Social Security No.            ___________________________________

Number of Shares:                      ___________________________

Option Price:                          ___________________________

Date of Grant:                         ___________________________


Exercisability Schedule:       After ____________, 19__, as to __________ shares
                               after ____________, 19__, as to __________ additional shares, after ____________, 19__, as to __________ additional shares, after ____________, 19__, as to __________ additional shares.

     This Option is intended to be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     By signing this Stock Option Certificate and returning one signed copy to the Company, the Optionholder accepts the Option described herein on the terms and conditions set forth herein.

VOICETEK CORPORATION                         Accepted and agreed to:

By:  ______________________________          _________________________________
                                             Optionholder
     President


By:  ______________________________

     Treasurer

                                     [Back]


                VOICETEK CORPORATION 1992 EQUITY INCENTIVE PLAN

                  Incentive Stock Option Terms and Conditions
                  -------------------------------------------

     11.  Option Price.  The price to be paid for each share of Common Stock
          ------------
upon exercise of the whole or any part of this Option shall be the amount set forth as the Option Price on the face of this Certificate, which is not less than 100% of the fair market value of a share of Common Stock, $0.01 par value, of the Company on the Date of Grant.

     12.  Exercisability Schedule.  This Option may be exercised with respect to
          -----------------------
the aggregate number of shares set forth in the Exercisability Schedule on the face of this Certificate at any time after the dates specified in such schedule, provided, however, that this Option may not be exercised as to any shares after the expiration of ten (10) years from the Date of Grant.

     13.  Method and Terms of Exercise.  This Option may be exercised at any
          ----------------------------
time and from time to time, subject to the limitation of Section 2 above, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Written notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and a date not later than fifteen (15) days after the date of the delivery of such notice as the date on which the Optionholder will take up and pay for such shares. On the date specified on such notice, the Company will deliver to the Optionholder a certificate for the number of shares with respect to which the Option is being exercised against payment therefor in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery as the Committee may at the time of exercise approve.

     14.  Rights as Stockholder or Employee.  The Optionholder shall not be
          ---------------------------------
deemed, for any purpose, to have any rights whatever in respect of shares to which the Option shall not have been exercised and payment made as aforesaid. The Optionholder shall not be deemed to have any rights to continued employment by, or other business relationship with, the Company by virtue of the grant of this Option.

     15.  Recapitalizations, Mergers, Etc.  In the event that the Board in its
          -------------------------------
discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock of the Company such that adjustment is required in order to preserve the benefits or potential benefits of this Option, the maximum aggregate number and kind of shares or securities of the Company subject to this Option and the exercise price of this Option shall be appropriately adjusted by the Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities subject to this Option and the proportionate interest of the Optionholder shall be maintained as before the occurrence of such event.

     In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, the Optionholder shall be entitled to receive upon exercise and payment in accordance with the terms of this Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under this Option, or if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Committee may upon written notice to the Optionholder provide that this Option shall terminate on a date not less than twenty (20) days after the date of such notice unless therefore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     16.  Option Not Transferable.  This Option is not transferable by the
          -----------------------
Optionholder otherwise than by will or the laws of descent and distribution and is exercisable, during the Optionholder's lifetime, only by him.

     17.  Exercise of Option After Termination of Employment.  If the
          --------------------------------------------------
Optionholder's employment with (i) the Company, or (ii) a corporation (or parent or subsidiary corporation of such corporation) having or assuming a stock option in a transaction to which section 425(a) of the Code applies, is terminated for any reason otherwise than by his death or disability (within the meaning of section 105(d)(4) of the Code), he may exercise the rights which he had hereunder at the time of such termination only within three months from the date of termination. If his employment is terminated for reason of disability, such rights may be exercised within twelve months from the date of termination. Upon the death of the Optionholder, those entitled to do so by the Optionholder's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Optionholder at the time of his death. This Option shall terminate, and no rights hereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this Section 7, no rights under this Option may be exercised after the expiration of ten (10) years from the Date of Grant.

     18.  Compliance with Securities Laws.  It shall be a condition to the
          -------------------------------
Optionholder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's Common Stock may then be listed, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under said Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law, rule or regulation.

     19.  Payment of Taxes.  Any exercise of this Option is conditioned upon the
          ----------------
payment, if the Company so requests, by the Optionholder or his heirs by will or by the laws of descent and distribution, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionholder of the shares of Common Stock covered hereby. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including retention of shares being purchased by the Optionholder, valued at their Fair Market Value on the date of delivery. The Company may to the extent permitted by law deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

     20.  Notice of Sale of Shares Required.  The Optionholder agrees to notify
          ---------------------------------
the Company in writing within thirty (30) days of the disposition of one or more shares of stock which were transferred to him previous to the exercise of this Option if such disposition occurs within two years of the Date of Grant or within one year after the transfer of such shares to him.

     21.  Plan Incorporated by Reference.  The Option is issued pursuant to the
          ------------------------------
terms of the Plan. The Certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan. Copies of the Plan may be obtained upon written request without charge from the Company.